UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             VALLEY COMMERCE BANCORP
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                               46-1981399
               ----------                               ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                200 South Court Street, Visalia, California 93291
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered
-------------------                           ------------------------------

None
                                              None


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: ______________________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                           --------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The disclosure called for by this Item is incorporated by reference to:

         a) The section entitled "Description of Capital Stock" in our Prospectus dated December 23, 2004 relating to the offering of 650,000 of our common shares filed on December 27, 2004 pursuant to Rule 424(b)(4) (Registration No. 333-118883); and

         b) The section entitled "Item 5 - Market For Common Equity, Related Stockholder Matters And Small Business Issuer Purchases Of Equity Securities" in our Annual Report on Form 10-KSB for the year ended December 31, 2005.



Item 2.  Exhibits.
         --------

         The exhibit list called for by this Item is incorporated by reference to the exhibit index filed as part of this registration statement.



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


                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       VALLEY COMMERCE BANCORP


Dated: May 1, 2006                     By /s/Roy O. Estridge
                                          ------------------
                                             Roy O. Estridge
                                             Executive Vice President and Chief
                                             Financial Officer



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




Exhibit
Number                                       Exhibit Index
------                                       -------------
3.1                  Articles of Incorporation of the Company, as amended (1)

3.2                  Bylaws of the Company (1)

4.1                  Specimen Stock Certificate (2)

10.7 Indenture between Valley Commerce Bancorp and Wells Fargo Bank National Association as Trustee, Junior Subordinated Debt Securities Due April 7, 2033 (1)
10.8                 Junior Subordinated Debt Security Due 2003 of
                     Valley Commerce Bancorp (1)

10.9 Guaranty Agreement of Valley Commerce Bancorp in favor of Wells Fargo Bank National Association as Trustee (1)



(1) Incorporated by reference to the same-numbered exhibit to the Company's Registration Statement on Form SB-2, filed September 9, 2004 (Registration No. 333-118883).

(2) Incorporated by reference to the same-numbered exhibit to the Company's Registration Statement on Form SB-2/A, filed October 27, 2004 (Registration No. 333-118883).


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